UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2018

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37636 (Commission File Number)	26-4278917 (IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 8, 2018, Match Group, Inc. (“Match Group”) entered into new employment agreements with each of Gary Swidler, Chief Financial Officer of Match Group, and Jared Sine, General Counsel and Secretary of Match Group (each, an “Executive”). A summary of the key terms of each Executive’s arrangement is set forth below.
Term:  Each agreement provides for an initial term of one year and provides for automatic renewals for successive one year terms absent written notice from Match Group or the Executive 90 days prior to the expiration of the then-current term.
Compensation:  Each Executive will receive an annual base salary ($550,000 in the case of Mr. Swidler and $350,000 in the case of Mr. Sine), subject to increases from time to time in Match Group’s discretion. Each Executive will also be eligible for discretionary annual bonuses.
Severance:  Upon a termination of the Executive’s employment by Match Group without “cause” (and other than by reason of death or disability), or the Executive’s resignation for “good reason”, subject to the execution and non-revocation of a release and compliance with the restrictive covenants set forth below: (i) the Executive will be entitled to salary continuation for 12 months (the “Severance Period”), subject to offset, (ii) all Match Group equity awards and equity awards issued by any Match Group subsidiary that are outstanding on the date of termination and that would have vested through the first anniversary of his date of termination will vest on the termination date, and (iii) during the Severance Period (but ceasing once equivalent employer-paid coverage is otherwise available to him), the Executive will be entitled to continued coverage under Match Group’s group health plan or monthly payments necessary to cover the premiums for continued coverage under Match Group’s plans through COBRA, which payments will be grossed up for applicable taxes.  Upon a termination of the Executive’s employment for any reason other than for cause, all vested stock options will remain exercisable for six months following the termination date. In addition, upon a termination of the Executive’s employment due to his death, all Match Group equity awards and equity awards issued by any Match Group subsidiary that are outstanding on the termination date and that would have vested through the first anniversary of the date of termination will vest upon his death.
Restrictive Covenants:  Pursuant to his agreement, each Executive is bound by a covenant not to compete with Match Group during the term of his employment and for 12 months thereafter and by covenants not to solicit Match Group’s employees or business partners during the term of his employment and for 12 months thereafter.  In addition, each Executive has agreed not to use or disclose any confidential information of Match Group or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.
The above summary is qualified in its entirety by reference to each employment agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Gary Swidler and Match Group, Inc., dated as of August 8, 2018
10.2	Employment Agreement between Jared Sine and Match Group, Inc., dated as of August 8, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
General Counsel and Secretary

Date: August 14, 2018

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement between Gary Swidler and Match Group, Inc., dated as of August 8, 2018
10.2	Employment Agreement between Jared Sine and Match Group, Inc., dated as of August 8, 2018